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COAST BUSINESS CREDIT(R)

                 THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT

BORROWER:    NTN COMMUNICATIONS, INC.
ADDRESS:     5966 LA PLACE COURT, SUITE 100
             CARLSBAD, CALIFORNIA 92008

BORROWER:    BUZZTIME, INC.
ADDRESS:     5966 LA PLACE COURT, SUITE 100
             CARLSBAD, CALIFORNIA 92008

DATE:        APRIL 30, 2001

THIS THIRD AMENDMENT TO THE LOAN AND SECURITY AGREEMENT ("Amendment") is entered into as of the above date between COAST BUSINESS CREDIT, a division of Southern Pacific Bank ("Coast"), a California corporation, with offices at 12121 Wilshire Boulevard, Suite 1400, Los Angeles, California 90025, and NTN Communications, Inc. and BUZZTIME, Inc. (jointly and severally, "Borrower") whose chief executive office is located at the above address ("NTN's Address"). This Amendment shall for all purposes be deemed to be a part of the Loan and Security Agreement ("Agreement") and the Schedule to the Agreement ("Schedule") and the same are integral parts of the Agreement and Schedule.

                                    AMENDMENT

1. Section 2.1 of the Schedule to the Agreement shall be amended to add the following paragraph at the end of the existing Section:

     In calculating EBITDA under Section 2.1 (a) (ii) above, Coast shall (1) include any additional equity received by Borrower, in form and substance acceptable to Coast, within the immediately preceding seven (7) month period from the date of the calculation, and (2) exclude the revenue effect of SEC Staff Accounting Bulletin 101 for monthly calculations in fiscal year 2000.


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2.  Section 8.1 of the Schedule to the Agreement entitled Other Provisions shall be amended to add the following paragraphs 14, 15, 16 and 17 at the end of the existing Section:

              14. Borrower shall receive an additional equity contribution of
                  One Million Dollars ($1,000,000.00) in form and substance acceptable to Coast, on or before June 30, 2001.

              15. Commencing with the second quarter of 2001 and at all times throughout the Term of this Agreement thereafter, Borrower must satisfy the following cash burn test: At each instance that Borrower's cumulative cash burn exceeds One Million Dollars ($1,000,000.00), Borrower must obtain additional equity in amounts equal to that cumulative cash burn. The receipt of the requisite equity will have the effect of zeroing out the cash burn for purposes of this test, and the cumulative cash burn total will recommence. Borrower must receive the requisite equity within sixty (60) days of discovery that the cumulative cash burn exceeds One Million Dollars ($1,000,000.00).

              16. At all times from and after April 1, 2001 throughout the Term of this Agreement, Borrower shall maintain a minimum monthly balance sheet cash position of not less than Four Hundred Thousand Dollars ($400,000.00). Such amount shall be subject to Coast's verification at Coast's sole and absolute discretion.

              17. The Maximum Dollar Amount as set forth in Section 2.1 of the
                  Schedule shall be cumulatively reduced on the following dates by the amounts set forth below:

                                                        Cumulative                 Maximum
Date                         Reduction                  Reduction                  Dollar Amount
April 30, 2001               $50,000.00                 $50,000.00                 $3,950,000.00
May 31, 2001                 $50,000.00                 $100,000.00                $3,900,000.00
June 30, 2001                $100,000.00                $200,000.00                $3,800,000.00
July 31, 2001                $100,000.00                $300,000.00                $3,700,000.00
August 31, 2001              $150,000.00                $450,000.00                $3,550,000.00
September 30, 2001           $150,000.00                $600,000.00                $3,400,000.00
October 31, 2001             $200,000.00                $800,000.00                $3,200,000.00
November 30, 2001            $225,000.00                $1,025,000.00              $2,975,000.00
December 31, 2001            $225,000.00                $1,250,000.00              $2,750,000.00

3. Section 9.1 of the Schedule to the Agreement entitled Maturity Date is hereby amended to substitute "June 30, 2002" in place of "August 31, 2002".

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            CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIRD AMENDMENT

     1. Borrower shall execute and deliver this Third Amendment to Coast.

     EXCEPT AS EXPRESSLY PROVIDED HEREIN, ALL OF THE TERMS AND CONDITIONS OF THE LOAN AND SECURITY AGREEMENT AND ALL OTHER DOCUMENTS AND AGREEMENTS BETWEEN COAST AND BORROWER SHALL CONTINUE IN FULL FORCE AND EFFECT AND THE SAME ARE HEREBY RATIFIED AND AFFIRMED. THE WAIVERS AND CONSENTS CONTAINED HEREIN DO NOT CONSTITUTE A WAIVER OR CONSENT OF ANY OTHER PROVISION OR TERM OF THE LOAN AND SECURITY AGREEMENT, NOR AN AGREEMENT TO WAIVE OR CONSENT TO ANY TERM OR CONDITION OF THE LOAN AND SECURITY AGREEMENT NOR ANY RELATED DOCUMENT OR AGREEMENT IN THE FUTURE.

Borrower:                                Coast:
NTN COMMUNICATIONS, INC.                 COAST BUSINESS CREDIT, a division of
                                         Southern Pacific Bank
By: /s/ Stanley B. Kinsey                By: /s/ Mike Richman
    --------------------------------        --------------------------------
    Stanley B. Kinsey, CEO                  Mike Richman, Vice President

And by: /s/ Darlene French-Porter
        -------------------------
        Darlene French-Porter, Corporate Controller

Borrower:
BUZZTIME, Inc.

By: /s/ V. Tyrone Lam
    --------------------------------
    V. Tyrone Lam, President

And by: /s/ Darlene French-Porter
        -------------------------
        Darlene French-Porter, Corporate Controller


        Signature Page to Third Amendment to Loan and Security Agreement


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